                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements
Nos. 033-75934, 333-04280, 333-08047, 333-75339 and 333-43802 on Form S-8 and
Registration Statements Nos. 333-05939, 333-37921, 333-87157 and 333-94859 on
Form S-3 of SatCon Technology Corporation of our report on the financial statements of Beacon Power Corporation for the years ended December 31, 1999 and 1998, the period from May 8, 1997 (date of inception) to December 31, 1997 and the period from May 8, 1997 (date of inception) to December 31, 1999 dated
May 25, 2000, appearing in this Amendment No. 2 to the Annual Report on
Form 10-K of SatCon Technology Corporation for the year ended September 30,
1999.

                                          /s/ Deloitte & Touche LLP
                                          DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 15, 2000